Exhibit 24

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The New Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Nancy L. Henry and Mitchell C. Sussis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be issued to: (1) employees of the Company pursuant to the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards and the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan; (2) non-employee directors of the Company pursuant to the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Non-Employee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards and the 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan; and (3) former employees of The Dun & Bradstreet Corporation and its subsidiaries who elect, pursuant to a registered exchange offer to be made by the Company, to exchange stock options held by them in The Dun & Bradstreet Corporation for an adjusted number of replacement stock options granted under the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Equity-Based Awards; in each case to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8, Form S-3 or any other Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


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            Signature                       Title                   Date

/s/ Hall Adams, Jr.                        Director             June 3, 1998
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    Hall Adams, Jr.



/s/ Clifford L. Alexander, Jr.             Director             June 3, 1998
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    Clifford L. Alexander, Jr.



/s/ Mary Johnston Evans                    Director             June 3, 1998
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    Mary Johnston Evans



/s/ Ronald L. Kuehn, Jr.                   Director             June 3, 1998
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    Ronald L. Kuehn, Jr.



/s/ Robert J. Lanigan                      Director             June 3, 1998
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    Robert J. Lanigan



/s/ Vernon R. Loucks, Jr.                  Director             June 3, 1998
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    Vernon R. Loucks, Jr.



/s/ Henry A. McKinnell, Jr.                Director             June 3, 1998
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    Henry A. McKinnell, Jr.



/s/ Michael R. Quinlan                     Director             June 3, 1998
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    Michael R. Quinlan